EXHIBIT 107.1

Calculation of Filing Fee Tables

Form S-8
(Form Type)

LSI INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity issued pursuant to Inducement Awards	Common Stock, no par value per share	Rule 457(c) and 457(h)	65,000 shares (1)(2)	(3)	(3)	$147.60 per $1,000,000	(2)
Total Offering Amounts					$15.88	$1,032,200		$153
Total Fee Offsets								N/A
Net Fee Due								$153

(1)

Pursuant to the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover shares of common stock (“Common Stock”) of LSI Industries Inc. to be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)	Consists of 65,000 shares issuable pursuant to inducement awards described in the Registration Statement.

(3)

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Common Stock on The Nasdaq Global Select Market as of September 11, 2024.